As filed with the Securities and Exchange Commission on
                                                              November 20, 2001.
                                                 Registration No. 333-_________



                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                               --------------------

                            The ServiceMaster Company

              (Exact name of registrant as specified in its charter)

        DELAWARE                                     36-3858106
(State or other jurisdiction of                     I.R.S. Employer
incorporation or organization)                      (Identification No.)



                              One ServiceMaster Way
                       Downers Grove, Illinois 60515-1700
                                 (630) 271-1300
           (Address and telephone number of principal executive offices)
                          ------------------------------

                   ServiceMaster Directors Deferred Fees Plan
                        ServiceMaster 10 Plus Option Plan
                            (Full title of the plan)

                                  Jim L. Kaput
                    Senior Vice President and General Counsel
                            The ServiceMaster Company
                              One ServiceMaster Way
                          Downers Grove, Illinois 60515
                                 (630) 271-1300
              (Name, address including zip code, and telephone number,
                      including area code, of agent for service)
    ------------------------------------------------------------------------

                       CALCULATION OF THE REGISTRATION FEE


                                                           Proposed                    Proposed
Title of                                                   maximum                     maximum                  Amount of
security                     Amount to be                  offering                    aggregate                registration
to be                        registered                    price                       offering                 fee
registered                                                 Per unit                    price
-----------------------------------------------------------------------------------------------------------------------------------

Common stock               5,999,284(1)                    $11.66(2)                $69,951,651(2)              $17,488(2)

Deferred
Compensation
Obligations (3)             $500,000(4)                      n/a (4)                   $500,000(4)                  $125

                                                                                        Total Fee                $17,613


(1) Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement shall be deemed to cover any additional shares issuable pursuant to the antidilution provisions of the ServiceMaster 10 Plus Option Plan.

(2) Calculated pursuant to Rule 457(c) under the Securities Act of 1933 and based upon the average of the high and low sales prices of the common stock reported on the New York Stock Exchange on November 15, 2001.

(3) Includes up to 50,000 shares of common stock distributable upon payment of Deferred Compensation Obligations.

(4) The Deferred Compensation Obligations are unsecured obligations of The ServiceMaster Company to pay deferred compensation in the future in accordance with the terms of the ServiceMaster Directors Deferred Fees Plan. Participants in the Plan may elect from two investment options, an interest bearing account and common stock equivalent account. These investments will accrue earnings (or losses) on the obligations based on their respective performance.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.


         ServiceMaster has filed the following documents with the Securities and Exchange Commission (the "COMMISSION") pursuant to the Securities Exchange Act of 1934 (the "EXCHANGE ACT") and such documents are incorporated herein by reference:

         1. ServiceMaster's Annual Report on Form 10-K for the year ended December 31, 2000;

         2. All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31,
                  2000; and

         3. The description of the common stock that is contained in ServiceMaster's Registration
                  Statement filed with the Commission under
                  Section 12 of the Exchange Act, including any subsequent amendment or any report filed for the purpose of updating such description.

         All documents filed by ServiceMaster with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "INCORPORATE DOCUMENTS").

Item 4.  Description of Securities.

         The $500,000 of deferred compensation obligations (the
"OBLIGATIONS") being registered under this Registration
Statement may be offered to non-employee directors of ServiceMaster pursuant to the ServiceMaster Directors
Deferred Fees Plan (the "DEFERRED FEES PLAN").

         The Obligations are general unsecured obligations of ServiceMaster to pay deferred compensation in the future in accordance with the terms of the Deferred Fees Plan from the general assets of ServiceMaster and rank pari passu with other unsecured and unsubordinated indebtedness of ServiceMaster from time to time outstanding. The
Obligations are bookkeeping accounts.  However,
ServiceMaster has established a trust to hold assets contributed under the Deferred Fees Plan. However, these assets remain general assets of ServiceMaster and rank pari passu with other unsecured and unsubordinated indebtedness of ServiceMaster from time to time outstanding.

         The amount of compensation deferred by each participant is determined in accordance with each participant's deferral election and the provisions of the Deferred Fees Plan. The Deferred Fees Plan provides for the investment of each participant's deferral account in an interest bearing account or common stock equivalents of ServiceMaster. Participant's cannot sell, assign, transfer, pledge or otherwise encumber any Obligations.
Upon the termination of the deferral period, retirement, death or termination of service as a director, payment of all deferred accounts will be made in the form of common stock, in a single lump sum or, at the election of the participant, in annual installments in accordance with the terms of the Deferred Fees Plan.

         ServiceMaster reserves the right to amend or terminate the Deferred Fees Plan at any time, except that no amendment or termination may adversely affect the rights of any participant with respect to amounts that have been credited to a participant's account prior to the date of amendment or termination.

         The Obligations are not convertible into any other security of ServiceMaster. The Obligations will not have the benefit of a negative pledge or any other affirmative or negative covenant of ServiceMaster.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         ServiceMaster is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General

Corporation Law allows for indemnification of directors and officers of Delaware corporations against certain expenses, judgments, fines and settlements in connection with litigation. ServiceMaster's Amended and Restated
Certificate of Incorporation provides for indemnification of the directors and officers of ServiceMaster against certain liabilities. In addition, Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of its directors and officers against certain liabilities. All of ServiceMaster's directors and officers are covered by insurance policies maintained and held in effect by ServiceMaster against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933.

Item 7.  Exemption from Registration Claimed.

         Not Applicable.


Item 8.  Exhibits.

         See Index to Exhibits.


Item 9.  Undertakings.

(a)       The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i)       To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities
Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                        SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Downers Grove, State of Illinois, on November 20, 2001.

                        THE SERVICEMASTER COMPANY

                        By:  /S/ JIM L. KAPUT
                             ----------------
                             Jim L. Kaput
                             Senior Vice President
                             and General Counsel

         Pursuant to the requirements of the Securities Act of 1933, the following persons in the capacities indicated signed this Registration Statement on November 20, 2001.

             SIGNATURE                                        TITLE

  /S/   C. WILLIAM POLLARD                         Chairman and Director
--------------------------------------------
        C. William Pollard


  /S/   JONATHAN P. WARD                           President, Chief Executive
--------------------------------------------
        Jonathan P. Ward                           Officer and Director





    /S/ STEVEN C. PRESTON                          Executive Vice President and
--------------------------------------------
        Steven C. Preston                          Chief Financial Officer

                                                   (Principal Financial Officer
                                                   and Principal Accounting
                                                   Officer)


                      *                            Senior Chairman and Director
--------------------------------------------
        Carlos H. Cantu

                      *                            Director
--------------------------------------------

        Paul W. Berezny, Jr.

                      *                            Director
--------------------------------------------

        Brian Griffiths

                      *                            Director
-------------------------------------------------

        Sidney E. Harris

                      *                            Director
--------------------------------------------

        Glenda A. Hatchett

                      *                            Director
--------------------------------------------

        Herbert P. Hess

                      *                            Director
--------------------------------------------

        Michele M. Hunt

                      *                            Director
--------------------------------------------

        James D. McLennan

                      *                            Director
--------------------------------------------

        Vincent C. Nelson

                      *                            Director
--------------------------------------------

        Dallen W. Peterson

                      *                            Director
--------------------------------------------

        Donald G. Soderquist

                      *                            Director
--------------------------------------------

        Charles W. Stair

                      *                            Director
--------------------------------------------

        David K. Wessner

* The undersigned, by signing his name hereto, does sign and execute this Registration Statement pursuant to the Powers of Attorney executed by certain of the above-named officers and directors of The ServiceMaster Company.

                              By:  /S/ JIM L. KAPUT
                                   ----------------
                                   Jim L. Kaput
                                   Attorney-in-Fact

                                  EXHIBIT INDEX

EXHIBIT                            DESCRIPTION
NO.

4.1 ServiceMaster's Amended and Restated Certificate of Incorporation, as filed with the Secretary of State of Delaware on November 6, 1997, is incorporated by reference to Exhibit 1 to the ServiceMaster Limited Partnership Current Report on Form 8-K, dated December 18, 1997 (Commission File No. 1-9378).

4.2        ServiceMaster's Bylaws, as amended through September
           29, 2000, is incorporated by reference to Exhibit 1.4 to Amendment No. 1 to Form 8-A/A, dated October 6,
           2000 (Commission File No. 1-14762).

4.3 ServiceMaster's Directors Deferred Fees Plan is incorporated by reference to Exhibit 10.18 to the ServiceMaster Limited Partnership Annual Report on Form 10-K for the year ended December 31, 1990 (Commission File No. 1-09378) (the "1990 10-K").

4.4 Form of Directors Deferred Fees Arrangement is incorporated by reference to Exhibit 10.19 to the 1990 10-K.

4.5 ServiceMaster's 10 Plus Option Plan, as amended through September 3, 1991, is incorporated by reference to Exhibit 10.21 to the ServiceMaster Limited Partnership Annual Report on Form 10-K for the year ended December 31, 1991 (Commission File No. 1-09378) (the "1991 10-K").

4.6 Form of Option Agreement for the 10 Plus Option Plan is incorporated by reference to Exhibit 10.22 to the 1991 10-K.

5*         Opinion of Counsel.

23.1*      Consent of Arthur Andersen LLP.

23.2*      Consent of Counsel (included in Exhibit 5).

24*        Powers of Attorney.

*Filed herewith

                                                                       EXHIBIT 5


November 20, 2001





The ServiceMaster Company
One ServiceMaster Way
Downers Grove, IL  60515

         Re: 5,999,284 shares of common stock ("COMMON STOCK") under the ServiceMaster 10 Plus Option Plan (the "10 PLUS PLAN") and $500,000 of deferred compensation obligations (including up to 50,000 shares of common stock) under the ServiceMaster Directors Deferred Fees Plan (the "DEFERRED FEES PLAN") (together, the "PLANS")

Ladies and Gentlemen:

         I am General Counsel for The ServiceMaster Company, a Delaware corporation ("SERVICEMASTER"), and have acted as counsel for ServiceMaster in connection with the preparation and filing of a Registration Statement on Form
S-8 (the "REGISTRATION STATEMENT") under the Securities Act of 1933 (the "SECURITIES ACT") relating to (i) the registration of 5,999,284 shares of Common Stock to be offered and sold to ServiceMaster employees under the 10
Plus Plan and (ii) up to $500,000 of (1) ServiceMaster's deferred compensation obligations (the "DEFERRED FEE OBLIGATIONS") and (2) Common Stock, in each case payable under the Deferred Fees Plan.

         To render the opinions expressed below, I have reviewed the 10 Plus Plan, the Deferred Fees Plan, and the
Registration Statement. I have also examined originals, or copies of originals certified or otherwise identified to my satisfaction, of ServiceMaster's corporate records. I have examined such questions of law and have satisfied myself to such matters of fact as I have deemed relevant and necessary as a basis for the opinions expressed herein. I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to me for my examination.

         Based upon the foregoing, I am of the opinion that:

1. ServiceMaster is duly incorporated and validly existing under the laws of the State of Delaware.

         2. If ServiceMaster's Board of Directors or a duly authorized committee thereof authorizes the issuance of authorized and unissued shares of Common Stock for the consideration provided in the Plans, such shares will, when certificates representing such shares have been duly executed, countersigned and registered and duly delivered against the receipt by ServiceMaster of the consideration provided in the Plans, be legally issued, fully paid and non-assessable.

         3. The Deferred Compensation Obligations will be, when created in accordance with the terms of the Deferred Fees
Plan, valid and binding obligations of ServiceMaster, enforceable in accordance with the terms of the Deferred
Fees Plan, subject to applicable bankruptcy, moratorium, insolvency, fraudulent transfer, reorganization and other laws of general applicability relating to or affecting creditor's rights and to general equitable principles.

         The foregoing opinions are limited to the General
Corporation Law of the State of Delaware. I express no opinion as to the application of the securities or blue sky laws of the various states to the issuance or sale of shares of common stock.

         I hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement.

                           Very truly yours,

                           The ServiceMaster Company


                           /S/ JIM L. KAPUT
                           ----------------
                           Jim L. Kaput
                           Senior Vice President
                           and General Counsel

                                                                    EXHIBIT 23.1

                                 Arthur Andersen

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration
Statement of our report dated January 23, 2001 incorporated by reference in The ServiceMaster Company's Form 10-K for the year ended December 31, 2000 and to all references to our Firm included in this registration statement.

/s/ Arthur Andersen LLP
ARTHUR ANDERSEN LLP


Chicago, Illinois
November 20, 2001

                                                                      EXHIBIT 24

                                Power of Attorney

         I hereby appoint each of Jim L. Kaput or Steven C.
Preston or Eric R. Zarnikow or any other person occupying the office of General Counsel, Chief Financial Officer, or
Treasurer with The ServiceMaster Company ("SERVICEMASTER") at the time any action hereby authorized shall be taken to act as my attorney-in-fact and agent for all purposes specified in this Power of Attorney. I hereby authorize each person identified by name or office in the preceding sentence (each of whom is herein called my "AUTHORIZED
REPRESENTATIVE") acting alone to sign and file on my behalf in all capacities I may at any time have with ServiceMaster
(including but not limited to the position of director or any officer position) the Registration Statement prepared under the Securities Act of 1933 identified in this Power of Attorney and any amendment to any such Registration
Statement. I hereby authorize each authorized representative in my name and on my behalf to execute every document and take every other action which such authorized representative deems necessary or desirable in connection with the Registration Statement identified in this Power of Attorney and any sale of securities or other transaction accomplished by means of any such Registration Statement.

         This Power of Attorney applies to a Registration
Statement on Form S-8 that registers common stock to be offered and sold pursuant to the ServiceMaster 10 Plus
Option Plan and ServiceMaster's obligations under the ServiceMaster Directors Deferred Fees Plan.

         This instrument shall remain in effect until the earlier to occur of (i) my cessation of service as a director and officer of ServiceMaster and (ii) my giving written notice to ServiceMaster's Chairman, Chief Executive
Officer, General Counsel, Chief Financial Officer or
Treasurer of my election to revoke this instrument. No such revocation shall be effective to revoke the authority for any action taken pursuant to this Power of Attorney prior to such cessation of service or delivery of such revocation.

         The law of the State of Illinois shall govern this instrument.

Dated:   November 20, 2001

                    /S/ PAUL W. BEREZNY, JR.
                  ------------------------------
                      Paul W. Berezny, Jr.

                   /S/ CARLOS H. CANTU
                  ------------------------------
                     Carlos H. Cantu

                   /S/ BRIAN GRIFFITHS
                  ------------------------------
                     Brian Griffiths

                   /S/ SIDNEY E. HARRIS
                  ------------------------------
                     Sidney E. Harris

                   /S/ GLENDA A. HATCHETT
                  ------------------------------
                   Glenda A. Hatchett

                   /S/ HERBERT P. HESS
                  ------------------------------
                   Herbert P. Hess

                   /S/ MICHELE M. HUNT
                  ------------------------------
                   Michele M. Hunt

                   /S/ JAMES D. MCLENNAN
                  ------------------------------
                   James D. McLennan

                   /S/ VINCENT C. NELSON
                  ------------------------------
                   Vincent C. Nelson

                   /S/ DALLEN W. PETERSON
                  ------------------------------
                   Dallen W. Peterson

                   /S/ DONALD G. SODERQUIST
                  ------------------------------
                   Donald G. Soderquist

                   /S/ CHARLES W. STAIR
                  ------------------------------
                   Charles W. Stair

                   /S/ DAVID K. WESSNER
                  ------------------------------
                   David K. Wessner